Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No. 333-51780, No. 333-105142, No. 333-143805, No. 333-192142, and No. 333-200034) of Numerex Corp. and subsidiaries of our reports dated March 31, 2017, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Numerex Corp. and subsidiaries internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Atlanta, Georgia

March 31, 2017